Exhibit 99.1

Contact:

Investor Relations:

The Blueshirt Group

Nicole Gunderson

IR@mindbodyonline.com

888-782-7155

Media Contact:

Georgia Suter

georgia.suter@mindbodyonline.com

805-419-2856

MINDBODY Reports Third Quarter 2015 Financial Results

Company Delivers Revenue Growth of 48% Year over Year

Adds Record Number of Subscribers

San Luis Obispo, CA –November 4, 2015 (GLOBE NEWSWIRE) -- MINDBODY, Inc. (NASDAQ:MB), the leading provider of cloud-based business management software for the wellness services industry, today announced financial results for the third quarter ended September 30, 2015.

“Our business continued to deliver excellent results in the third quarter, with record revenues, subscriber growth and improving margins year over year,” said Rick Stollmeyer, co-founder and chief executive officer of MINDBODY. “Meanwhile, our SaaS platform attracted several new industry partnerships that will enable us to deliver even more value to our customers moving forward.  These results represent the growing influence of our platform and the continuing success of our growth strategy.”

Third Quarter 2015 Financial Results

•	Total revenue in the third quarter of 2015 was $26.1 million, a 48% increase year over year.
•	Subscription and services revenue was $16.0 million, a 56% increase year over year.
•	Payments revenue was $9.5 million, a 46% increase year over year.
•

Recurring revenue increased 52% year over year.  Recurring revenue is the sum of MINDBODY’s subscription and services revenue and payments revenue. Recurring revenue comprised 98% of total revenue in the third quarter of 2015, up from 95% in the third quarter of 2014.

•

GAAP net loss attributable to common stockholders in the third quarter of 2015 was $(9.6) million, or $(0.25) per basic and diluted share, compared to a GAAP net loss attributable to common stockholders in the third quarter of 2014 of $(11.4) million, or ($1.03) per basic and diluted share.

•

Non-GAAP net loss[1] in the third quarter of 2015 was $(7.3) million, or $(0.19) per basic and diluted share, compared to a non-GAAP net loss in the third quarter of 2014 of $(7.2) million, or $(0.23) per basic and diluted share.

•	Adjusted EBITDA loss[1] in the third quarter of 2015 was $(5.1) million, compared to an Adjusted EBITDA loss in the third quarter of 2014 of $(6.0) million.

Third Quarter 2015 Highlights

•	End of period subscribers grew 25% year over year to a record 48,650.
•	Average monthly revenue per subscriber (ARPS) grew 20% year over year to approximately $182.
•

Dollar-based net expansion rate was 119%, up from 115% as of the end of the second quarter of 2015. This metric nets the effects of subscriber churn against the increasing value of subscribers retained indicating the consistent increase in value of MINDBODY’s subscriber cohorts over time.

•	Payments volume increased 25% year over year to approximately $1.28 billion.

•

MINDBODY partnered with Fitbit, the leader in the connected health and fitness market, so users can automatically track the results of any workout booked within MINDBODY’s global wellness network, integrating personal activity data from their Fitbit account with the MINDBODY Connect app.

•

In October, MINDBODY began rolling out its global integration with Xero, now certified in Australia and New Zealand, allowing MINDBODY subscribers to sync their sales data with Xero’s cloud accounting solution.

•	MINDBODY partnered with Lending Club, the world's largest online marketplace connecting borrowers and investors, to provide MINDBODY subscribers with broader access to affordable small business loans.
•

MINDBODY partnered with Adyen to integrate with iDEAL, SOFORT Banking and Giropay, offering additional online payment methods in 13 European countries, including the Netherlands, Austria, Germany, France, Spain and the United Kingdom.

•

MINDBODY earned HITRUST CSF Certification, meeting key healthcare regulations and requirements for protecting and securing sensitive, private healthcare information. HITRUST integrates the requirements of the HIPAA Security Rule while providing a tailored solution for the unique needs of MINDBODY's subscribers.

1Non-GAAP net loss and adjusted EBITDA are non-GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We delivered another quarter of strong revenue growth and improving operating leverage year over year,” said Brett White, chief financial officer of MINDBODY. “Driven by the continued execution of the MINDBODY team and the ongoing network effects, we are pleased to be raising guidance for the fourth quarter and full year of 2015.”

Outlook

For the fourth quarter and full year of 2015, MINDBODY expects to report:

•	Revenue for the fourth quarter of 2015 in the range of $27.0 million to $28.0 million, representing 34% to 39% growth over the fourth quarter of 2014.
•	Revenue for the full year of 2015 in the range of $100.1 million to $101.1 million, representing 43% to 44% growth over the full year of 2014.
•

Non-GAAP net loss for the fourth quarter of 2015 in the range of $(7.5) million to $(8.5) million and non-GAAP weighted average shares outstanding for the fourth quarter of approximately 39.3 million shares.

•	Non-GAAP net loss for the full year of 2015 in the range of $(28.6) million to $(29.6) million and non-GAAP weighted average shares outstanding for the full year of approximately 35.8 million shares.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, MINDBODY has provided a reconciliation of historical GAAP to non-GAAP financial measures in the financial statement tables included in this press release. An explanation of these measures is also included under the heading "Non-GAAP Financial Measures."

Quarterly Conference Call and Related Information

MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (855) 542-4215, or outside the U.S. (412) 455-6078, with Conference ID# 55937644, at least five minutes prior to the 1:30 p.m. PT start time.
•

Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•	Audio replay: An audio replay will be available between 4:30 p.m. PT November 4, 2015 and 8:59 p.m. PT November 7, 2015 by calling (855) 859-2056 or (404) 537-3406 with Passcode 55937644.

About MINDBODY

MINDBODY is the leading provider of cloud-based business management software for the wellness services industry, with over 48,000 local business subscribers in more than 130 countries and territories. These subscribers provide a variety of wellness services to over 27 million active consumers. MINDBODY's integrated software and payments platform helps business owners in the wellness services industry run, market and build their businesses. MINDBODY also helps consumers more easily evaluate, engage and transact with these businesses, enabling them to live healthier and happier lives.

# # #

© 2015 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Love Your Business are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.

Forward Looking Statements

This press release and the accompanying conference call contain forward-looking statements about our expected financial results for the fourth quarter of 2015 and full year 2015, the influence of and network effects across our platform, our continued investment in and expectations about our growth and our partnerships with Xero, Fitbit and Lending Club, our integrations with Xero, iDEAL, SOFORT Banking and Giropay, our expectations about future industry partnerships, and our privacy and data security practices.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and corporate wellness offerings; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; and our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Form 10-Q, which was filed with the Securities and Exchange Commission on August 7, 2015, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/. In addition, MINDBODY posts supplemental materials to this website, and we encourage investors to check there.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Definitions of all key metrics used in this press release can be found in our filings with the SEC.

Non-GAAP Financial Measures

In this press release and the related conference call, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net loss, non-GAAP weighted average shares outstanding, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors.  Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP.  Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, change in fair value of contingent consideration, change in fair value of preferred stock warrant, impairment charges, provision for income taxes, and other income (expense), net, which consisted of interest income and expense, and other miscellaneous other income (expense). We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure.  We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; (3) Adjusted EBITDA excludes stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and (4) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Non-GAAP net loss, non-GAAP weighted average shares outstanding and non-GAAP net loss per share

We define non-GAAP net loss as the respective GAAP balance adjusted for: (1) stock-based compensation expense, (2) accretion of redeemable convertible preferred stock, and (3) deemed dividend – preferred stock modification. Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding redeemable convertible preferred stock into common stock as of the beginning of the period.  These non-GAAP financial measures have a number of limitations, including the following: (1) these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and (2) other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.

# # #

MINDBODY, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	December 31,	September 30,
	2014	2015
ASSETS
Current assets:
Cash and cash equivalents	$34,675	$100,110
Accounts receivable, net of allowance for doubtful accounts of $79 and $67 as of December 31, 2014 and September 30, 2015	3,193	6,400
Prepaid expenses and other current assets	2,562	2,556
Total current assets	40,430	109,066
Restricted cash	772	—
Property and equipment, net	28,568	31,999
Intangible assets, net	60	712
Goodwill	1,827	5,396
Other noncurrent assets	1,394	516
TOTAL ASSETS	$73,051	$147,689

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,406	$4,954
Accrued expenses and other liabilities	5,219	8,055
Deferred revenue, current portion	2,396	3,104
Other current liabilities	447	590
Total current liabilities	13,468	16,703

Deferred revenue, noncurrent portion	360	1,456
Deferred rent, noncurrent portion	988	1,208
Financing obligation on leases, noncurrent portion	15,496	15,984
Preferred stock warrant	1,188	—
Other noncurrent liabilities	28	126
Total liabilities	31,528	35,477
Commitments and contingencies
Redeemable convertible preferred stock, par value of $0.000004 per share; 20,542,012 shares authorized, 20,454,489 shares issued and outstanding as of December 31, 2014; aggregate liquidation preference of $117,636 as of December 31, 2014; no shares authorized, issued and outstanding as of September 30, 2015	166,448	—
Stockholders' equity (deficit):
Preferred stock, par value $0.000004 per share; no shares authorized, issued and outstanding as of December 31, 2014; 100,000,000 shares authorized, no shares issued and outstanding as of September 30, 2015	—	—
Common stock, par value $0.000004 per share; 50,000,000 shares authorized, 11,189,360 issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of September 30, 2015	—	—
Class A common stock, par value of $0.000004 per share; no shares authorized, issued and outstanding as of December 31, 2014; 1,000,000,000 shares authorized, 8,555,341 shares issued and outstanding as of September 30, 2015	—	—
Class B common stock, par value of $0.000004 per share; no shares authorized, issued and outstanding as of December 31, 2014; 100,000,000 shares authorized, 30,651,842 shares issued and outstanding as of September 30, 2015	—	—
Additional paid-in capital	—	267,136
Accumulated other comprehensive loss	(132)	(292)
Accumulated deficit	(124,793)	(154,632)
Total stockholders' equity (deficit)	(124,925)	112,212
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)	$73,051	$147,689

MINDBODY, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

Revenue (1)	$17,618	$26,081	$49,842	$73,104
Cost of revenue (2)	8,146	9,596	21,622	27,098
Gross profit	9,472	16,485	28,220	46,006
Operating expenses:
Sales and marketing (2)	8,451	12,389	22,745	33,926
Research and development (2)	4,416	6,012	12,043	16,213
General and administrative (2)	4,777	7,256	12,790	21,298
Change in fair value of contingent consideration	(543)	—	(1,381)	(11)
Total operating expenses	17,101	25,657	46,197	71,426
Loss from operations	(7,629)	(9,172)	(17,977)	(25,420)
Change in fair value of preferred stock warrant	(18)	—	41	(25)
Interest income	—	2	—	8
Interest expense	(21)	(337)	(46)	(620)
Other income (expense), net	(52)	(20)	(26)	(112)
Loss before provision for income taxes	(7,720)	(9,527)	(18,008)	(26,169)
Provision for income taxes	24	101	87	169
Net loss	(7,744)	(9,628)	(18,095)	(26,338)
Accretion of redeemable convertible preferred stock	(3,617)	—	(12,735)	(9,862)
Deemed dividend—preferred stock modification	—	—	—	1,748
Net loss attributable to common stockholders	$(11,361)	$(9,628)	$(30,830)	$(34,452)
Net loss per share attributable to common stockholders, basic and diluted	$(1.03)	$(0.25)	$(2.80)	$(1.57)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	11,025,164	39,181,118	10,996,010	21,976,654

(1)	Total revenue by category is presented below (in thousands):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue:
Subscription and services	$10,251	$15,965	$28,661	$44,346
Payments	6,535	9,539	18,633	26,840
Product and other	832	577	2,548	1,918
Total revenue	$17,618	$26,081	$49,842	$73,104

(2)	Stock-based compensation expense included above was as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Cost of revenue	$73	$219	$145	$451
Sales and marketing	58	1,043	137	2,487
Research and development	87	288	210	546
General and administrative	287	735	737	1,766
Total stock-based compensation expense	$505	$2,285	$1,229	$5,250

MINDBODY, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,095)	$(26,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,370	4,657
Stock-based compensation expense	1,229	5,250
Change in fair value of preferred stock warrant	(41)	25
Change in fair value of contingent consideration	(1,381)	(11)
Other	948	354
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(560)	(3,498)
Prepaid expenses and other current assets	(1,463)	6
Other assets	(200)	138
Accounts payable	714	626
Accrued expenses and other current liabilities	184	2,898
Deferred revenue	477	1,804
Deferred rent	278	220
Net cash used in operating activities	(14,540)	(13,869)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(4,855)	(7,989)
Change in restricted cash and deposits	383	788
Acquisition of business	—	(3,000)
Net cash used in investing activities	(4,472)	(10,201)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering	—	93,093
Repayment on financing and capital lease obligations	(103)	(144)
Payments of deferred offering cost	(113)	(3,262)
Proceeds from issuance of redeemable convertible preferred stock, net	49,913	—
Other	(230)	(6)
Net cash provided by financing activities	49,467	89,681

Effect of exchange rate changes on cash and cash equivalents	(27)	(176)
NET INCREASE IN CASH AND CASH EQUIVALENTS	30,428	65,435
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	9,545	34,675
CASH AND CASH EQUIVALENTS, END OF PERIOD	$39,973	$100,110

Reconciliation of Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands)
Net loss	$(7,744)	$(9,628)	$(18,095)	$(26,338)
Stock-based compensation expense	505	2,285	1,229	5,250
Depreciation and amortization	1,220	1,808	3,370	4,657
Change in fair value of contingent consideration	(543)	—	(1,381)	(11)
Change in fair value of preferred stock warrant	18	—	(41)	25
Impairment charges	426	—	426	—
Provision for income taxes	24	101	87	169
Other (income) expense, net	73	355	72	724
Adjusted EBITDA	$(6,021)	$(5,079)	$(14,333)	$(15,524)

Reconciliation of net loss attributable to common stockholders:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands)
GAAP net loss attributable to common stockholders	$(11,361)	$(9,628)	$(30,830)	$(34,452)
Stock-based compensation expense	505	2,285	1,229	5,250
Accretion of redeemable convertible preferred stock	3,617	—	12,735	9,862
Deemed dividend—preferred stock modification	—	—	—	(1,748)
Non-GAAP net loss attributable to common stockholders	$(7,239)	$(7,343)	$(16,866)	$(21,088)

Reconciliation of net loss per share attributable to common stockholders, basic and diluted:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

GAAP net loss per share attributable to common stockholders, basic and diluted:	$(1.03)	$(0.25)	$(2.80)	$(1.57)
Non-GAAP adjustments to net loss attributable to common stockholders	0.37	0.06	1.27	0.61
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	0.43	—	0.99	0.35
Non-GAAP net loss per share attributable to common (1) stockholders, basic and diluted	$(0.23)	$(0.19)	$(0.54)	$(0.61)

Reconciliation of weighted-average shares used to compute net loss per share attributable to common stockholders:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

GAAP weighted-average shares used to compute net loss per share attributable to common stockholder, basic and diluted	11,025,164	39,181,118	10,996,010	21,976,654
Conversion of preferred stock into common stock	20,673,680	—	20,132,628	12,722,265
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	31,698,844	39,181,118	31,128,638	34,698,919

(1) Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding preferred redeemable convertible stock to common stock as of the beginning of the period.